SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 15, 2008

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 15, 2008, H. Lee Scott, Jr., president and chief executive officer of Wal-Mart Stores, Inc. (the “Company”), notified the Company that he will retire from his position as president and chief executive officer, effective on the close of business on January 31, 2009. On February 1, 2009, Mr. Scott will continue in his capacity as Chairman of the Executive Committee to the Board of Directors of the Company (the “Board”) and Mr. Scott will continue to be employed as an associate of the Company through January 31, 2011. Mr. Scott will also continue his service as a director on the Board.

(c) On November 20, 2008, the Board appointed Michael T. Duke, age 58, as president and chief executive officer of the Company, effective February 1, 2009. Mr. Duke was also elected to the Board on November 20, 2008. Since September 2005, Mr. Duke has served as the Company’s vice chairman with responsibility for Wal-Mart International and he will continue in that role through January 31, 2009. Prior to becoming the Company’s vice chairman, Mr. Duke served as the executive vice president and president and chief executive officer of Walmart U.S. beginning in April 2003. Before leading Walmart U.S., Mr. Duke served as the Company’s executive vice president of administration. Mr. Duke joined the Company in July 1995 as the senior vice president of logistics later becoming the Company’s executive vice president of logistics.

On November 20, 2008, the Board also appointed Eduardo Castro-Wright, age 53, effective immediately, as a vice chairman of the Company, with continued responsibility for Walmart U.S. and the additional responsibility for the Company’s global procurement operation. Since September 2005, Mr. Castro-Wright has served as executive vice president, president and chief executive officer of Walmart U.S. From February 2005 to September 2005, he served as executive vice president and chief operating officer, Walmart U.S. Prior to joining Walmart U.S., Mr. Castro-Wright served as president and chief executive officer of Wal-Mart de Mexico beginning in December 2002.

The Company issued a press release on November 21, 2008 announcing Mr. Scott’s new role, the appointments of Mr. Duke and Mr. Castro-Wright in their new roles and the election of Mr. Duke to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

The following information indirectly involving Mr. Duke was reported under Item 404(a) of Regulation S-K for the fiscal year ended January 31, 2008 (“fiscal 2008”) and was disclosed in the Company’s 2008 proxy statement filed on April 22, 2008. Stephen P. Weber, a manager in the Company’s Information Systems Division, is the son-in-law of Mr. Duke. For fiscal 2008, the Company paid Mr. Weber a salary of $97,288 and a bonus of $22,258 and other benefits totaling $12,517 (including contributions by the Company to Mr. Weber’s Profit Sharing/401(k) Plan account and health insurance premiums). Mr. Weber also received a grant of stock options to purchase 314 shares of the Company’s common stock at an exercise price of $47.26 per share and 213 restricted stock rights. Mr. Weber continues to serve as a Wal-Mart Associate and for the fiscal year ending January 31, 2009 (“fiscal 2009”), the Company has paid Mr. Weber $88,047 in salary to date. Mr. Weber also received a grant of 276 restricted stock rights in fiscal 2009 and he continues to receive benefits substantially equivalent to the benefits he received in fiscal 2008.

The following information indirectly involving Mr. Castro-Wright was reported under Item 404(a) of Regulation S-K for fiscal 2008 and was disclosed in the Company’s 2008 proxy statement filed on April 22, 2008. Mauricio Castro-Wright, a director of operations in Brazil, is the brother of Mr. Castro-Wright. For fiscal 2008, the Company paid Mr. Mauricio Castro-Wright a salary of $196,837 and a bonus of $114,006 and other benefits having a value of $85,675 (including contributions by the Company to Mr. Mauricio Castro-Wright’s Profit Sharing/401(k) Plan account, SERP account, and payments related to his expatriate assignment). Mr. Mauricio Castro-Wright also received a grant of stock options to purchase 733 shares of the Company’s common stock at an exercise price of $47.26 per share and 496 restricted stock rights. Mr. Mauricio Castro-Wright continues to serve as a director of operations in Brazil and for fiscal 2009 the Company has paid Mr. Mauricio Castro-Wright $163,490 in salary to date. Mr. Mauricio Castro-Wright also received a grant of 919 restricted stock rights in fiscal 2009 and he continues to receive benefits substantially equivalent to the benefits he received in fiscal 2008.

The Company entered into a covenant not to compete agreement with Mr. Duke in May 1998, amended December 2005, and with Mr. Castro-Wright in July 2001, amended December 2005. The form of the covenant not to compete agreement is substantially similar to the form of covenant not to compete agreement entered into with executive officers of the Company that is attached as Exhibit 10(o) to the Company’s Form 10-K/A filed on August 26, 2004. The form of the amendment to the covenant not to compete agreement is substantially similar to the form of amendment entered into with executive officers that is attached as Exhibit 10.2 to the Company’s Form 8-K filed on December 12, 2005. The covenant not to compete agreements, as amended, prohibit Messrs. Duke and Castro-Wright, for a period of two years following their termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The covenant not to compete agreements, as amended, also provide that, if Messrs. Duke and Castro-Wright are terminated from the Company for any reason, other than their violation of the Company’s policies, the Company will continue to pay their base salaries for two years following termination of employment, less any earnings they receive from other employment. The covenant not to compete agreement for Mr. Duke also provided for a stock option grant equal to 100 percent of his base salary at the time of execution in 1998.

(d) Mr. Duke was also elected to the Board on November 20, 2008 and there were no compensatory arrangements entered into in connection with his election to the Board. Mr. Duke was appointed to the Board’s Executive Committee and Stock Option Committee.

(e) On November 20, 2008, the Company entered into an agreement with Mr. Scott, which will continue through January 31, 2011 (the “Agreement”). The Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The Agreement was approved by the independent Compensation, Nominating and Governance Committee of the Board (the “CNGC”) on November 19, 2008. Beginning February 1, 2009, Mr. Scott’s salary will be $1.1 million on an annual basis, he will not be eligible to participate in the Company’s Management Incentive Plan and his unvested stock options, restricted stock and performance shares will continue to vest in the normal course through January 31, 2011, with several exceptions. Mr. Scott will forfeit 25 percent of the 208,508 target performance shares he received on January 22, 2007, 25 percent of the 55,608 target performance shares he received on March 26, 2007, and 50 percent of the 299,496 target performance shares he received on January 21, 2008. Based on the Company’s policy, the Company will accelerate certain restricted stock grants that are scheduled to vest at age 65, following his retirement after January 31, 2011. The Agreement, which also operates as an amendment to Mr. Scott’s covenant not to compete agreement, extends the non-competition and non-solicitation provisions through March 14, 2016.

Based upon approval by the CNGC on November 19, 2008 and in connection with his appointment as president and chief executive officer of the Company by the Board on November 20, 2008, effective on February 1, 2009, Mr. Duke received a performance-based restricted stock award for 39,216 shares of the Company’s common stock, with vesting to occur on January 31, 2012, so long as the performance metrics are attained, and he remains employed through the vesting date. Based upon approval by the CNGC on November 19, 2008 and effective upon his appointment as a vice chairman of the Company by the Board on November 20, 2008, Mr. Castro-Wright received a performance-based restricted stock award for 39,216 shares of the Company’s common stock, with vesting to occur June 30, 2010, so long as the performance metrics are attained, and he remains employed through the vesting date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement by and between the Company and H. Lee Scott, Jr., dated November 20, 2008

99.1	Press Release dated November 21, 2008 announcing management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2008

WAL-MART STORES, INC.

By:	/s/ Jeffrey J. Gearhart
Jeffrey J. Gearhart Senior Vice President and Deputy General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Agreement by and between the Company and H. Lee Scott, Jr., dated November 20, 2008

99.1	Press Release dated November 21, 2008 announcing management changes

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